Exhibit 99.1

Pier 1 Imports, Inc. to Present at the UBS Global Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--March 9, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the UBS Global Consumer Conference being held March 14-15, 2012 at the Ritz-Carlton, Boston Common in Boston, Massachusetts. Cary Turner, Executive Vice President and Chief Financial Officer, will make a presentation on Thursday, March 15th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400